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                                                                    EXHIBIT 23.4



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan



     We hereby consent to the incorporation by reference of the Miller and Lents, Ltd. estimates of proved reserves contained in Miller Exploration Company's Annual Report on Form 10-K for the year ended December 31, 1999, into Miller Exploration Company's Registration Statement on Form S-3 filed on or about June 16, 2000.

                                    MILLER AND LENTS, LTD

                                    /s/ Larry M. Gring

                                    Larry M. Gring
                                    Senior Vice President


Houston, Texas